Exhibit 99.1

SCOLR Pharma Announces Achievement of Milestone With Wyeth Consumer Healthcare

Bellevue, WA, September 26, 2006 — SCOLR Pharma, Inc (AMEX: DDD) announced today that it has achieved a development milestone which will result in a payment under its previously disclosed Development and License Agreement with Wyeth Consumer Healthcare, a division of Wyeth (NYSE:WYE - News). SCOLR Pharma expects to report the milestone payment as research and development revenues for the quarter ending September 30, 2006. In addition, Wyeth agreed to reimburse SCOLR for certain research and development costs already incurred and pay ongoing expenses associated with development of the first product.

Under the agreement, signed in December 2005, SCOLR Pharma granted Wyeth Consumer Healthcare the worldwide rights to utilize the Company’s proprietary and patented CDT drug delivery platform for potential use in an OTC formulation. There is currently no formulation of this type approved for use in North America. Total global OTC sales of the market in which the product would compete are estimated at more than $8 billion according to IMS Review Plus data.

The Development and License Agreement also contemplates further arrangements between SCOLR Pharma and Wyeth Consumer Healthcare with respect to other potential products that utilize SCOLR Pharma’s proprietary CDT drug delivery platform.

Daniel O. Wilds, President and CEO, said, “We are very pleased to have successfully met our first milestone with Wyeth Consumer Healthcare to develop an OTC formulation using our CDT drug delivery technology. This payment highlights the value of SCOLR Pharma’s proprietary and patented CDT technology, which is currently used in six marketed products.”

About SCOLR Pharma

Based in Bellevue, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company leveraging formulation expertise and its patented CDT platform to introduce distinctive and novel OTC products, prescription drugs and dietary supplements. SCOLR Pharma’s CDT drug delivery platform provides distinctive products with tangible benefits for the consumer and competitive commercial advantages for licensees. For more information on SCOLR Pharma, please call (425) 373-0171 or visit http://www.scolr.com/

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including our ability to successfully develop new formulations and complete research and development, including pre-clinical and clinical studies, our ability to raise additional funds, the continuation of arrangements with our product development partners and customers, competition, government regulation and approvals, and general economic conditions. For example, if our clinical trials are not successful or take longer to complete than we expect, we may not be able to develop and commercialize our products. And we may not obtain regulatory approval for our products, which would materially impair our ability to generate revenue. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

Copyright ©2006 SCOLR Pharma, Inc. All Rights Reserved.

Contact:

Investor Relations:

Cameron Associates

Kevin McGrath, 212.245.4577

Kevin@cameronassoc.com